Exhibit 99.1

ASSOCIATED MATERIALS, LLC ANNOUNCES EXCHANGE OFFER FOR

9.875% SENIOR SECURED SECOND LIEN NOTES

CUYAHOGA FALLS, Ohio, January 26, 2010/PRNewswire/ — Associated Materials, LLC (“Associated”) announced today that it and its wholly owned subsidiary, Associated Materials Finance, Inc. (“Associated Finance”), have commenced an offer to exchange any and all of their outstanding privately placed $200 million aggregate principal amount of 9.875% Senior Secured Second Lien Notes due 2016 (the “Initial Notes”) for newly registered 9.875% Senior Secured Second Lien Notes due 2016 (the “New Notes”).

The New Notes are substantially identical to the Initial Notes, except that they have been registered under the Securities Act of 1933, will have no transfer restrictions under the federal securities laws, will not have registration rights and will not have rights to additional interest. Initial Notes that are not exchanged will continue to be subject to the existing transfer restrictions under the federal securities laws, and Associated and Associated Finance will have no further obligation to provide for the registration of such notes or to pay any additional interest on such notes, except under certain limited circumstances.

The exchange offer will expire at 5:00 p.m., New York City time, on February 24, 2010, unless extended by Associated. Valid tenders of the Initial Notes must be made, and may be withdrawn at any time, before the exchange offer expires.

The terms of the exchange offer and other information relating to Associated and Associated Finance are set forth in a prospectus dated January 26, 2010. Documents describing the terms of the exchange offer, including the prospectus and transmittal materials for making tenders, may be obtained from the exchange agent, Deutsche Bank Trust Company Americas, by mail at DB Services Tennessee, Inc., Reorganization Unit, P.O. Box 305050, Nashville, TN 37230 or by overnight mail or Courier at DB Services Tennessee, Inc., Trust and Securities Services, Reorganization Unit, 648 Grassmere Park Road, Nashville, TN 37211, telephone: (800) 735-7777, facsimile: (615) 866-3889, email: DB.Reorg@db.com.

This press release does not constitute an offer to sell nor a solicitation of an offer to buy or exchange the Initial Notes or the New Notes, nor shall there be any offer, solicitation or exchange of any Initial Notes or New Notes in any jurisdiction in which such offer, solicitation or exchange would be unlawful. The exchange offer is made solely pursuant to the prospectus dated January 26, 2010.

This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to Associated that are based on the beliefs of Associated’s management. When used in this press release, the words “may,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties. Such statements reflect the current views of Associated’s management. The following factors, and others which are discussed in Associated’s filings with the Securities and Exchange Commission, are among those that may cause actual results to differ materially from the forward-looking statements: changes in the home building industry, general economic conditions, interest rates, foreign currency exchange rates, changes in the availability of consumer credit, employment trends, levels of consumer confidence, consumer preferences, changes in raw material costs and availability, market acceptance of price increases, changes in national and regional trends in new housing starts, changes in weather conditions, Associated’s ability to comply with certain financial covenants in loan documents governing its indebtedness, increases in levels of competition within its market, availability of alternative building products, increases in its level of indebtedness, increases in costs of environmental compliance, increase in capital expenditure requirements, potential conflict between Alside and Gentek distribution channels, achievement of anticipated synergies and operational efficiencies from the acquisition of Gentek and shifts in market demand. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as expected, intended, estimated, anticipated, believed or predicted. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.